As filed with the Securities and Exchange Commission
                              on August 3, 1999
                                              Registration Statement No. 333-

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          DESTIA COMMUNICATIONS, INC.
                           (Formerly Econophone, Inc.)
- ------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                   Delaware                             11-3132722
- -----------------------------------------------------------------------------
(State or other jurisdiction of              (I.R.S. Employer Identification
 incorporation or organization)                           No.)

      95 Rte. 17 South, Paramus, New Jersey                       07652
- -----------------------------------------------------------------------------
    (Address of Principal Executive Offices)                   (Zip Code)

                          The Employee Stock Purchase Plan
- -----------------------------------------------------------------------------
                              (Full title of the plan)

                            Richard L. Shorten, Jr., Esq.
                       Senior Vice President & General Counsel
                             Destia Communications, Inc.
                                   95 Rte. 17 South
                              Paramus, New Jersey  07652
- -----------------------------------------------------------------------------
                       (Name and address of agent for service)

                                    (201) 226-4500
- -----------------------------------------------------------------------------
            (Telephone number, including area code, of agent for service)

                               Please send copies to:
                             Michael R. Littenberg, Esq.
                              Schulte Roth & Zabel LLP
                                  900 Third Avenue
                              New York, New York  10022

                            CALCULATION OF REGISTRATION FEE
=============================================================================
                                   Proposed        Proposed
                                   maximum         maximum         Amount of
                         Amount    offering        aggregate     registration
  Title of securities     to be     price          offering           fee
   to be registered    registered    per           price(2)
                          (1)       share(2)
- -----------------------------------------------------------------------------
Common Stock,
$.01 par value per       500,000     $10          $5,000,000       $1,390
share
=============================================================================

(1) The shares of Common Stock of Destia Communications, Inc. (formerly Econophone, Inc.), a Delaware corporation (the "Company"), being registered include restricted shares and shares that may be acquired by exercising options issued or issuable to participants in the Company's Employee Stock Purchase Plan(the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                      PART I

               INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          The documents containing information specified in Part I of Form S-8 will be sent or given to employees participating in the Plan as specified by Rule 428(b)(1) of the Securities Act. Those documents and the documents incorporated by reference into this registration statement (the "Registration Statement") pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.


                                     PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The Securities and Exchange Commission (the "SEC") allows the Company to "incorporate by reference" the information the Company files with the SEC, which means the Company can disclose important information to investors by referring investors to those documents. The information incorporated by reference is an important part of this Registration Statement, and information the Company files later will automatically update and supersede this information. The following documents are incorporated by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

     3. The description of the Common Stock contained in registration statement no. 333-71463, initially filed by the Company with the SEC on January 29, 1999, under the Securities Act, which is incorporated by reference into the registration statement on Form 8-A, filed by the Company with the SEC on May 4, 1999 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The Company also incorporates by reference in this Registration Statement all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and before the Company files a post-effective amendment which indicates that all securities have been sold or which deregisters all securities remaining unsold.

Item 4.     Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     The legality of the issuance of the Common Stock being registered hereby is being passed upon by Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022, counsel for the Company.

Item 6.   Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation indemnifies its officers and directors to the fullest extent permitted by the General Corporation Law of Delaware (the "DGCL"). Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The Certificate of Incorporation and the DGCL also prohibit limitations on officer or director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against an officer or director for breach of fiduciary duty as an officer or director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States. The foregoing summary of the Company's Certificate of Incorporation, as amended, is qualified in its entirety by reference to the relevant provisions thereof.

     In addition, The Company has entered into indemnification agreements with its directors and officers providing for, among other things, indemnification to the extent permitted under Delaware law.

Item 7.     Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit Number
- --------------

4.1               The Destia Communications, Inc. Employee Stock Purchase
                  Plan, effective as of May 3, 1999.
5                 Opinion of Schulte Roth & Zabel LLP.
23.1              Consent of Arthur Andersen LLP.
23.2              Consent of Schulte Roth & Zabel LLP (included in Exhibit 5).

Item 9.     Undertakings.
     (a)    The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Paramus, State of New Jersey, on this 3rd day of August, 1999.


                                    DESTIA COMMUNICATIONS, INC.


                                    By:  /s/ Richard L. Shorten, Jr.
                                         ---------------------------
                                         Richard L. Shorten, Jr.
                                         Senior Vice President & General
                                         Counsel

Power of Attorney

          The Registrant and each person whose signature appears below hereby appoint Alan L. Levy, Richard L. Shorten, Jr. and Alfred West, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on this 3rd day of August, 1999.
                                    Signature and Title
                                     /S/ ALFRED WEST
                                    --------------------------------
                                    Alfred West
                                    Chief Executive Officer and
                                    Chairman of the Board of Directors
                                    (principal executive officer)


                                    --------------------------------
                                    Phillip J. Storin
                                    Chief Financial Officer, Treasurer
                                    and Senior Vice President
                                    (principal financial and
                                    accounting officer)

                                    /S/ ALAN L. LEVY
                                    --------------------------------
                                    Alan L. Levy
                                    President and Chief Operating
                                    Officer and Director

                                    --------------------------------
                                    Gary S. Bondi
                                    Director


                                    --------------------------------
                                    Steven West
                                    Director

                                    /S/ STEPHEN R. MUNGER
                                    --------------------------------
                                    Stephen R. Munger
                                    Director

          Pursuant to the requirements of the Securities Act of 1933, the Company's Compensation Committee, as administrator of the Company's Employee Stock Purchase Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Paramus, State of New Jersey, on this 3rd day of August, 1999.


                                  DESTIA COMMUNICATIONS, INC.
                                  The Employee Stock Purchase Plan

                                          /s/ STEPHEN R. MUNGER
                                  By:  -------------------------------------
                                       Name: Stephen R. Munger
                                       Title: Member of Compensation Committee

                                EXHIBIT INDEX


Exhibit Number    Exhibit
- --------------    -------

4.1 Destia Communications, Inc. Employee Stock Purchase Plan, effective as of May 3, 1999.

5                 Opinion of Schulte Roth & Zabel LLP

23.1              Consent of Arthur Andersen LLP

23.2              Consent of Schulte Roth & Zabel LLP (included in Exhibit 5)

                                                                     Exhibit 5


                 [LETTERHEAD OF SCHULTE ROTH & ZABEL LLP]

August 3, 1999


Destia Communications, Inc.
95 Rte. 17 South
Paramus, New Jersey 07692

Dear Sirs:

          We have acted as counsel to Destia Communications, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of an aggregate of 500,000 shares of Common Stock, par value $.01 per share, of the Company (the "Shares") issuable to participants in the Company's Employee Stock Purchase Plan, as amended (the "Plan").

          In this capacity, we have examined originals, telecopies or copies, certified or otherwise identified to our satisfaction, of such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

          Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized and, when issued and delivered to plan participants in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus which forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                    Very truly yours,


                                    /s/ Schulte Roth & Zabel LLP

                                                                  EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
   Destia Communications, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 2, 1999 incorporated by reference in Destia Communications, Inc. Form 10-K for the year ended December 31, 1998 and to all references to our Firm include in this registration statement.



                                    /s/ ARTHUR ANDERSEN LLP
                                    ------------------------------------------
                                        ARTHUR ANDERSEN LLP


New York, New York
August 3, 1999

                                                           Exhibit 4.1
                                                           -----------




- -------------------------------------      ----------------------------


          TABLE OF CONTENTS
                                 Page
                                 ----

Available Information                       DESTIA COMMUNICATIONS, INC.
About the Company                 2-9               COMMON STOCK
                                            Par Value $.01 Per Share

Documents Incorporated
by Reference                      2-9           -------------------


Plan Information                  3-9             EMPLOYEE STOCK
                                                   PURCHASE PLAN

Restrictions on Resale
of Shares                         5-9           -------------------


Federal Income Tax
Consequences                      6-9


Experts                           7-9                PROSPECTUS

Legal Matters                     7-9


Incorporation of Certain
Documents by Reference            7-9              August 3, 1999


Indemnification                   8-9


The Plan                    Exhibit A




- -------------------------------------      ----------------------------

    THIS DOCUMENT CONSTITUTES A PROSPECTUS COVERING SECURITIES THAT
          HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                             ------------------

                 DESTIA COMMUNICATIONS, INC. COMMON STOCK
                         Par Value $.01 Per Share
                             ------------------

                      EMPLOYEE STOCK PURCHASE PLAN
                             ------------------

              This Prospectus relates to the issuance of shares of Common Stock, par value $.01 per share ("Common Stock"), of Destia Communications, Inc. (formerly Econophone, Inc.), a Delaware corporation (the "Company"), to participants in the Company's Employee Stock Purchase Plan (the "Plan"). Such shares are quoted through the NASDAQ National Market System.

              Shares of Common Stock acquired by affiliates of the Company under the Plan may only be reoffered or resold pursuant to a separate prospectus prepared for that purpose or pursuant to an exemption from the registration requirements of the Securities Act of 1933 (the "Securities Act"). An "affiliate" of the Company is defined as a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

                             ------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
       SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ------------------

              No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon.

              Additional information about the Plan and its administrators may be obtained from:

                       DESTIA COMMUNICATIONS, INC.
                            95 Rte. 17 South
                        Paramus, New Jersey  07652
                       Telephone No. (201) 226-4500
                       Attention:  Richard L. Shorten, Jr., Esq.,
                                   Senior Vice President & General
                                   Counsel

The date of this Prospectus is August 3, 1999.

                              PAGES 1 OF 9 PAGES

                  Available Information About the Company

              Pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), the Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the SEC's public reference rooms at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048), and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies can also be obtained from the Public Reference Section of the SEC (450 Fifth Street, N.W., Washington, D.C. 20549) at prescribed rates. The Company's reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc. (20 Broad Street, New York, New York 10005). Also, the SEC maintains a Web site that contains reports, proxy statements and other information that the Company files electronically with the SEC using the SEC's EDGAR system. The address of the SEC's web site is http:\\www.sec.gov.

                   Documents Incorporated by Reference

              The SEC allows the Company to "incorporate by reference" the information the Company files with the SEC, which means the Company can disclose important information to investors by referring investors to those documents. The information incorporated by reference is an important part of this Prospectus, and information the Company files later will automatically update and supersede this information. The Company has incorporated by reference into this Prospectus certain documents which it is not delivering with this Prospectus. See "Incorporation of Certain Documents by Reference."

              The Company will provide to any person to whom this Prospectus has been delivered, upon written or oral request, without charge, a copy of any and all information that either has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) or is otherwise required to be delivered pursuant to Rule 428(b) under the Securities Act. Requests for such documents should be directed to:

                        Destia Communications, Inc.
                             95 Rte. 17 South
                         Paramus, New Jersey  07652
                     Attn:  Richard L. Shorten, Jr., Esq.
                    Senior Vice President & General Counsel
                          Telephone No. (201) 226-4500


                              PAGES 2 OF 9 PAGES

                             Plan Information

              Set forth below is a brief description of the Destia Communications, Inc. Employee Stock Purchase Plan (the "Plan"). In the event of any inconsistency between the following description and the terms of the Plan, the terms of the Plan shall govern.

              The Plan.
              --------

              The Company has adopted the Plan, covering eligible employees of the Company and its subsidiaries (each a "Participant"). The purpose of the Plan is to provide Participants with an opportunity to purchase shares of Common Stock through payroll deductions. The Employee Stock Purchase Plan Committee of the Company (the "Committee"), with the assistance of outside administrators, administers the Plan. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

              Eligible Employees.
              ------------------

              After completion of thirty (30) days of continuous service, all employees who are customarily employed for at least twenty (20) hours per week by the Company or a subsidiary are eligible to participate in the Plan. However, employees of a foreign subsidiary shall be excluded from participation in the Plan if the Committee has determined, in its sole discretion, that the legal, tax or administrative requirements of affording participation in the Plan to such employees is unduly burdensome or that the participation of such employees in the Plan would violate the law of the jurisdiction in which such subsidiary is registered or conducts its business.

               Purchase of Shares.
               ------------------

              Prior to each six (6) month period set forth in the Plan (a "Participation Period"), a Participant may authorize payroll deductions to be taken from his or her salary (including commissions and overtime) to be used to purchase shares of Common Stock under the Plan. The rate of payroll deductions shall be between one percent (1%) and twenty percent (20%) of the Participant's pre-tax salary. Participants may purchase up to a number of shares of Common Stock equal to the total amount of payroll deductions accumulated during the Participation Period divided by the lower of: (a) eighty-five percent (85%) of the closing market price of a share of Common Stock on the first day of the Participation Period (or in the case of the first Participation Period, 100% of the initial public offering price of the Common Stock) and (b) 85% of the closing market price on the last trading day in the Participation Period. The closing market price of a share of Common Stock is the closing sales price of a share of Common Stock as reported in The Wall Street Journal for that day.

              The maximum number of whole shares of Common Stock will be purchased for each Participant using such individual's payroll deductions accumulated during the Participation Period. No fractional

                              PAGES 3 OF 9 PAGES
shares will be purchased; payroll deductions which are not sufficient to purchase a full share will be retained in the Participant's account for the subsequent Participation Period. In any calendar year, no Participant may purchase shares of Common Stock which have a fair market value that exceeds twenty-five thousand dollars ($25,000) based on the fair market value of such shares of Common Stock on the first day of each Participation Period.

              The maximum number of shares of Common Stock which shall be available for sale under the Plan is five hundred thousand (500,000), subject to adjustment by the Company upon a change in capitalization of the Company. The shares of Common Stock to be sold to Participants under the Plan will be authorized but unissued shares.

              A Participant may terminate his or her payroll deductions during each Participation Period to be effective as of the subsequent payroll period ten (10) business days after the Company's receipt of a new subscription agreement (or telephonic or electronic indication) authorizing such termination. In such case, the Participant's account balance at the time of termination shall be used to purchase Common Stock at the end of the Participation Period. A Participant's payroll deductions shall remain constant if not terminated at the Participant's request prior to the applicable Enrollment Date for any subsequent Participation Period.

              No interest shall accrue on the payroll deductions held in a Participant's account under the Plan. Any cash dividends for the shares of Common Stock held in a Participant's account shall be automatically invested in shares of Common Stock at the fair market value of the shares of Common Stock on the date that the cash dividends are invested in such shares (with no contribution by the Company for any discount toward the purchase of such shares of Common Stock). Shares of Common Stock purchased with cash dividends shall be held in a Participant's account under the Plan.

              A Participant shall have the right to vote shares of Common Stock held in the Participant's account under the Plan. However, a Participant shall have no interest or voting right in shares of Common Stock until such shares have been purchased under the provisions of the Plan.

              Withdrawal from Plan; Assignment of Interest.
              --------------------------------------------

              Participants may withdraw all, but not less than all, payroll deductions accumulated during the Participation Period at any time prior to the last day of the Participation Period by giving notice to the Company's stock plan administrator. If a Participant withdraws from the Plan, the accumulated payroll deductions will be paid to the Participant as promptly as administratively possible and such Participant's rights to purchase shares during the applicable Participation Period shall be automatically terminated and no further payroll deductions will be made for the Participant for such Participation Period. A Participant's withdrawal from the Plan during one Participation Period shall not affect such Participant's eligibility

                              PAGES 4 OF 9 PAGES
to participate in subsequent Participation Periods. However, in such a case, the Participant must authorize the resumption of payroll deductions and the rate of such payroll deductions. A Participant's termination of employment for any reason during the Participation Period shall constitute an immediate withdrawal from the Plan.

              Neither payroll deductions credited to a Participant's account nor any rights with regard to the purchase of shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided to a beneficiary in accordance with the provisions of the Plan) by the Participant.

              The Committee.
              -------------

              The Plan is administered by the Committee, whose members are appointed by the Board. The members of the Committee may be removed by the Board for any reason or for no reason at any time. The Plan is of no set duration, but may be amended or terminated at any time by the Committee insofar as permitted by law.

              The Brokers.
              -----------

              The Committee has designated Morgan Stanley Dean Witter and National Discount Brokers (taken together, the "Brokers") to open and maintain individual accounts for each Participant under the Plan and to perform other administrative functions with respect to the Plan. The Committee reserves the right under the Plan to change the Brokers at any time without prior notice to Participants. Statements of Participants' accounts under the Plan will be given to Participants at least annually. Such statements will set forth the amount of payroll deductions and the number of shares of Common Stock purchased. Participants who sell their shares may be charged a transaction fee and commission per share of Common Stock sold. Such fee and commission are subject to change.
Participants may request a certificate representing the number of whole shares of Common Stock purchased pursuant to the Plan. In the event that a Participant requests such a certificate, he or she will be charged an issuance fee. Such fee is subject to change.

                      Restrictions on Resale of Shares

Any person (other than an affiliate, as defined below) who acquires Common Stock of the Company pursuant to the Plan may freely resell those shares. A Plan Participant who acquires Common Stock of the Company while he or she is an affiliate of the Company, and for three (3) months after he or she is no longer an affiliate, may only reoffer or resell pursuant to a separate prospectus prepared for that purpose or pursuant to an exemption from the registration requirements of the Securities Act. An "affiliate" of the Company is defined as a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. Generally, this applies to select members of senior management of the Company.

                              PAGES 5 OF 9 PAGES

                     Federal Income Tax Consequences

              The following summary describes the principal federal income tax consequences of participation in the Plan. Capitalized terms used and not otherwise defined have the meanings ascribed to them in the Plan. The summary is based upon an analysis of the Internal Revenue Code of 1986, as currently in effect (the "Code"), judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Any such change could have retroactive effect and could affect the consequences described in the summary. The summary does not purport to cover all federal income tax consequences that may apply to a Participant and does not contain any discussion of foreign, state or local tax laws. Participants are urged to consult their own tax advisors regarding the tax consequences to them resulting from participation in the Plan. The Plan is not qualified under
Section 401(a) of the Code, but is intended to comply with the provisions of
Section 423 of the Code as an "employee stock purchase plan."

              The payroll deductions authorized by a Participant under the Plan continue to be taxable income to the Participant in the year such amounts are earned. Such income is subject to taxation to the same extent (federal, state and local) as other compensation income received by the Participant. However, a Participant will not recognize income either upon enrollment in the Plan or upon any purchase of shares of Common Stock under the Plan. All tax consequences are deferred until a Participant sells the shares of Common Stock acquired under the Plan, disposes of such shares by gift or dies.

              The tax treatment with respect to a disposition of shares of Common Stock purchased under the Plan depends on whether such shares of Common Stock are disposed of within the holding period provided under Section 423 of the Code. Under Section 423 of the Code, as applicable to the Plan, the required holding period is two (2) years after the first day of the Participation Period in which such Common Stock was acquired. The required holding period is also satisfied if the Participant dies while holding shares of Common Stock acquired under the Plan. If a disposition does not satisfy the required holding period under Section 423 of the Code, such disposition is called a "Disqualifying Disposition." If a Disqualifying Disposition occurs, the Participant must recognize as ordinary income, in the year of such Disqualifying Disposition, the difference between the fair market value of the shares of Common Stock on the date that the shares are purchased and the purchase price.

              Since the Plan provides that the purchase price per share of Common Stock shall be the lower of: (a) eighty-five percent (85%) of the closing market price of a share of Common Stock on the first day of the Participation Period (or in the case of the first Participation Period, 100%
of the initial public offering price of the Common Stock) and (b) 85% of the closing market price on the last trading day in the Participation Period, a Participant who satisfies the required holding period under Section 423 of the Code must include as ordinary income at the time of sale or other taxable disposition of the shares of Common Stock purchased under the Plan, or upon the Participant's death while still holding the shares of Common Stock purchased under the Plan, the lesser of:
                              PAGES 6 OF 9 PAGES
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                   (i)   the amount, if any, by which the fair market value of
the shares of Common Stock on the day the shares were purchased exceeds the purchase price; or

                   (ii) the amount, if any, by which the fair market value of the shares of Common Stock at the time of such disposition or death exceeds the purchase price paid.

              The basis of the shares of Common Stock purchased will be increased by the amount of ordinary income recognized. If a Participant satisfies the applicable holding period with respect to the shares of Common Stock purchased, such shares of Common Stock would be eligible for capital gains treatment under the Code.

              If a Disqualifying Disposition occurs, the Company will be entitled to a tax deduction equal to the amount that the Participant includes as ordinary income in the year in which the Disqualifying Disposition occurs. Each Participant agrees to notify the Company in writing immediately after the Participant sells or otherwise transfers Common Stock acquired under the Plan, if such sale or other transfer occurs within two years after the first business day of the Participation Period in which such Common Stock was acquired.

              Each Participant is advised to consult a tax advisor with respect to current and possible future U.S. tax consequences of acquiring, holding and disposing of Common Stock as well as any tax consequences that may arise under the laws of any state, local or foreign jurisdiction.

                              Experts

              The consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, are incorporated by reference herein, in reliance upon the report of Arthur Andersen LLP, independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that Arthur Andersen LLP audits and reports on the financial statements of the Company issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference herein in reliance upon their report and said authority.

                             Legal Matters

              The legality of the issuance of the Common Stock being offered hereby is being passed upon by Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022, counsel for the Company.

               Incorporation of Certain Documents by Reference

              The following documents filed by the Company with the SEC are incorporated in this Prospectus by reference:

                              PAGES 7 OF 9 PAGES

              1. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

              2. The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

              3. The Company's Current Reports on Form 8-K dated February 2, 1999, February 18, 1999, and April 20, 1999; and

              4. The description of the Common Stock contained in registration statement no. 333-71463, initially filed by the Company with the SEC on January 29, 1999, as amended February 17, 1999 and April 16, 1999, under the Securities Act, which is incorporated by reference into the registration statement on Form 8-A, filed by the Company with the SEC on May 4, 1999 pursuant to the Exchange Act.

              The Company also incorporates by reference in this Prospectus all reports and other documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and any appendix or supplement to this Prospectus filed by the Company pursuant to Rule 424(c) under the Securities Act.

                            Indemnification

              The Company's Certificate of Incorporation indemnifies its officers and directors to the fullest extent permitted by the General Corporation Law of Delaware (the "DGCL"). Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The Certificate of Incorporation and the DGCL also prohibit limitations on officer or director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against an officer or director for breach of fiduciary duty as an officer or director (including breaches resulting from grossly negligent behavior), except in the situations

                              PAGES 8 OF 9 PAGES
described above. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States. The foregoing summary of certain portions of the Company's Certificate of Incorporation, as amended, is qualified in its entirety by reference to the relevant provisions thereof.

              In addition, The Company has entered into indemnification agreements with its directors and officers providing for, among other things, indemnification to the extent permitted under Delaware law.












































                              PAGES 9 OF 9 PAGES
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                                                           Exhibit A

         Destia Communications, Inc. Employee Stock Purchase Plan

1.   Purpose

     The Destia Communications, Inc. Employee Stock Purchase Plan (the "Plan") is designed to encourage employees of Destia Communications, Inc. ("Destia") and its Subsidiaries, as defined herein (hereinafter collectively referred to as the "Company"), where permitted by applicable laws and regulations, to acquire an equity interest in Destia through the purchase of shares of the common stock, par value $0.01 per share, of Destia ("Common Stock"). These purchases are intended to establish a closer identification of employee, Company and stockholder interests and to provide employees with a direct means of participating in the Company's growth and earnings. It is anticipated that Plan participation will motivate employees to remain in the employ of the Company and give greater efforts on behalf of Destia. It is intended that this Plan shall constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2.   Definitions

     The following words or terms, when used herein, shall have the following respective meanings:

     "Base Salary" shall mean an Employee's pre-tax salary or wages for each pay period, including amounts attributable to overtime or received as commissions, during any Participation Period as determined from the payroll records of the Company. Base salary shall not include any amounts received from the Company as a bonus, as determined by the Committee in its sole discretion.

     "Board" shall mean the Board of Directors of Destia.

     "Closing Market Price" refers to the reported closing sales price for shares of the Common Stock (or the closing bid, if no sales were reported) as reported in The Wall Street Journal for that day or such other source as the Committee deems reliable. In the absence of an established market for the Common Stock, the Closing Market Price shall be determined in good faith by the Committee.

     "Code" is defined in Section 1 hereof.

     "Committee" is defined in Section 3 hereof.

     "Common Stock" is defined in Section 1 hereof.

     "Effective Date" means the earlier of the date upon which this Plan is approved by the Board and the date upon which this Plan is approved by the stockholders of Destia.

                              PAGES A-1 OF 13 PAGES

     "Employee" refers to any individual who is a full time employee of the Company for tax purposes and regular (non-temporary) part-time employees of the Company whose customary employment with the Company is at least twenty
(20) hours per week. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. When the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave. The term Employee shall include the employees of any Subsidiary incorporated or operating in a non-U.S. jurisdiction unless the Committee has determined, in its sole discretion, that the legal, tax or administrative requirements of affording participation in the Plan to such employees is unduly burdensome or that the participation of such employees in the Plan would violate the law of the jurisdiction in which such Subsidiary is registered or conducts its business.

     "Employee Contribution Amounts" refers to the amounts contributed by employees via payroll deduction.

     "Enrollment Period" refers to the period beginning on the Grant Date for the current Participation Period and ending ten (10) business days prior to the Grant Date for the upcoming Participation Period, during which period Employees eligible to participate in the Plan are provided the opportunity to enroll in the Plan for the upcoming Participation Period. The exact dates for each Enrollment Period will be determined by the Committee, in its sole discretion and communicated to all eligible Employees prior to the Enrollment Period.

     "Exercise Date" refers to the last Trading Day in a Participation Period.

     "Fair Market Value" refers to the Closing Market Price on either the first or last Trading Day in the Participation Period, as determined in accordance with Section 9 hereof, or on the date shares of Common Stock are purchased with cash dividends pursuant to Section 14 hereof, as the case may be.

     "Grant Date" refers to the first day of each Participation Period.

     "Offering Price" refers to the per share price at which the Common Stock is offered for sale in connection with Destia's initial public offering.

     "Participant" refers to any employee meeting the eligibility requirements specified in Section 4 hereof who has enrolled in the Plan.

     "Participation Period" shall mean a period of approximately six (6) months commencing on the first Trading Day on or after June 1 and terminating on the last Trading Day on or before the following November 30, or commencing on the first Trading Day on or after December 1 and terminating on the last Trading Day on or before the following May 31; provided, however, that the first Participation Period under the Plan

                              PAGES A-2 OF 13 PAGES
shall commence with the first Trading Day on or after the date on which the Securities and Exchange Commission declares Destia's Registration Statement effective and ending on the last Trading Day on or before November 30, 1999. The duration of Participation Periods may be changed pursuant to Section 22 hereof.

     "Plan" shall refer to this Destia Communications, Inc. Employee Stock Purchase Plan.

     "Plan Administrator" refers to the outside administrator that will assist the Committee in administering the Plan and which may be designated from time to time by the Committee. Initially, the Plan Administrator shall be AST StockPlan, Inc.

     "Purchase Price" for any Participation Period shall mean the lower of:
(a) 85% of the Closing Market Price on the Grant Date (or in the case of the first Participation Period, 100% of the Offering Price) and (b) 85% of the Closing Market Price on the Exercise Date for such Participation Period. These dates constitute the date of grant and the date of exercise, respectively, for valuation purposes under Section 423 of the Code.

     "Stock Plan Administrator" shall mean the person or persons designated by the Committee to provide administrative support for the Plan and coordinate with the Plan Administrator. Initially, the Stock Plan Administrator shall be certain of Destia's Human Resources Department and Legal Department.

     "Subsidiary" shall mean any corporation that is a "subsidiary corporation" of Destia within the meaning of Section 424 of the Code.

     "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq National Market are open for trading.

3.   Administration of the Plan

     The Plan shall be administered by the Employee Stock Purchase Plan Committee (the "Committee") appointed by the Board, which Committee shall consist of at least three (3) persons, who need not be members of the Board. The members of the Committee serve at the pleasure of the Board and may be removed by the Board at any time with or without cause. The Committee shall supervise the administration and enforcement of the Plan according to its terms and provisions and shall have all powers necessary to accomplish these purposes and discharge its duties hereunder including, but not limited to, the power to interpret the Plan and resolve issues of eligibility, stock price determination, or any other issues arising under the Plan or as a result of participation of Participants in the Plan.

     The Committee may act by majority decision of its members at a regular or special meeting of the Committee or by decision reduced to writing and signed by all members of the Committee without holding a formal meeting. Vacancies in the membership of the Committee arising

                              PAGES A-3 OF 13 PAGES
from death, resignation or other inability to serve shall be filled by appointment by the Board as soon as possible. All decisions by the Committee shall be final and conclusive and binding upon all Participants and the Company.

4.   Nature and Number of Shares

     The Common Stock subject to issuance under the terms of the Plan shall be shares of Destia authorized but unissued shares. The aggregate number of shares that may be issued under the Plan shall not exceed five hundred thousand (500,000) shares of Common Stock. If the total number of shares that Employees elect to purchase under the Plan exceeds the aggregate shares available, the Committee will allot shares among Employees in such manner as it shall determine to be equitable.

     In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of Destia, the Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares that may be issued under the Plan, subject to the approval of the Board and in accordance with Section 22 hereof.

     If Destia is acquired in a transaction whereby it is not the surviving entity or all or substantially all of Destia's assets are acquired, the Committee shall determine a Plan termination date. This date shall precede the expected effective date of such acquisition by not more than sixty (60) days. Employee Contribution Amounts accumulated during the period between the most recent Grant Date and Plan termination date shall be used to purchase shares for Participants in the manner provided in Section 9 hereof utilizing the Plan termination date as the Exercise Date for determining the purchase price for shares of Common Stock. In the event the Plan is terminated and the acquisition transaction is not consummated, the Plan may be reactivated on a date determined by the Committee.

5.   Eligibility Requirements

     Each Employee who shall have completed thirty (30) days of continuous service with the Company prior to the end of any Enrollment Period shall become eligible to participate in the Plan in accordance with this Section 5 on the first Grant Date following such completion of thirty (30) days of continuous service with the Company. Participation in the Plan is voluntary.

     Notwithstanding any other provision of the Plan, no Employee shall be entitled to participate in the Plan: (1) to the extent that, immediately after such participation, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of Destia or any Subsidiary and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of capital stock of Destia or any Subsidiary, or (2) to the

                              PAGES A-4 OF 13 PAGES
extent that his or her rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate that exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the applicable Grant Date) for any calendar year.

     Employees of any corporation that may become a Subsidiary after the Effective Date shall automatically be deemed to be eligible for participation under this Plan effective as of the Grant Date following the date (1) the corporation became a Subsidiary, (2) the Employee has satisfied the continuous service requirements described above (including the continuous period of employment with such Subsidiary prior to such Subsidiary becoming a Subsidiary), and (3) if the Subsidiary is incorporated or operates in a non-U.S. jurisdiction, the Committee has determined, in its sole discretion, that the legal, tax or administrative requirements of affording participation in the Plan to such Subsidiary's employees is not unduly burdensome and that the participation of such employees in the Plan would not violate the law of the jurisdiction in which such Subsidiary is registered or conducts its business.

6.   Enrollment

     Each eligible Employee of the Company as of the Effective Date may enroll in the Plan as of the Effective Date. Each other Employee of the Company who thereafter becomes eligible to participate may enroll in the Plan during any Enrollment Period following the date he or she first meets the eligibility requirements of Section 5 hereof. Any eligible Employee not enrolling in the Plan when first eligible may, if still eligible, enroll in the Plan during any succeeding Enrollment Period. In order to enroll, an eligible Employee must complete, sign and submit a subscription agreement, or, if the Company in its discretion implements a telephonic or electronic subscription mechanism, through the completion and submission of such subscription, during the applicable Enrollment Period.

     Payroll deductions for a Participant shall commence on the first payroll following the Grant Date and shall end on the last payroll in the Participation Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 15 hereof.

     Continued enrollment in subsequent periods shall be automatic and no additional documentation shall be required unless a Participant notifies the Stock Plan Administrator that he or she elects not to re-enroll or desires to discontinue such Participant's payroll deduction during such Participation Period, pursuant to Section 8 hereof. A Participant's payroll deductions shall remain constant if not terminated at the Participant's request during a subsequent Enrollment Period. In order to terminate or suspend Plan participation, at any time, the Participant must complete, sign and submit a new subscription agreement to the Company's Stock Plan Administrator in the manner described above. Such request will be processed effective for the first payroll period that is administratively feasible. In such case, the Participant's

                              PAGES A-5 OF 13 PAGES
account balance at the time of such termination or suspension shall be used to purchase Common Stock at the end of the Participation Period. A Participant who has suspended payroll deductions during any Participation Period must re-enroll during a subsequent Enrollment Period.

7.   Grant of Right to Purchase Shares

     Enrollment in the Plan by an Employee on a Grant Date will constitute the grant by Destia to the Participant of the right to purchase on the Exercise Date of the applicable Participation Period (at the applicable Purchase Price) shares of Destia's Common Stock, pursuant to Section 9 hereof; provided, however, that such purchase shall be subject to the limitations set forth in Sections 8 and 9 hereof. Each exercise of such right shall occur automatically as provided in Section 9 hereof, unless the Participant has terminated his or her employment or withdrawn from participation pursuant to
Section 10 hereof.

     Each right to purchase shares of Common Stock under the Plan during any Participation Period shall have the following terms:

     i) the right to purchase shares of Common Stock during any Participation Period shall expire on the earlier of: (A) the completion of the purchase of shares on the Exercise Date or (B) the date on which the Participant terminates employment;

     ii) in no event shall the right to purchase shares of Common Stock during any Participation Period extend beyond twenty-seven (27) months from the Grant Date;

     iii) payment for shares purchased shall be made only with amounts contributed through payroll deductions;

     iv)   purchase of shares shall be accomplished only in accordance with
Section 9 hereof;

     v) the Purchase Price shall be determined as provided in Section 9 hereof; and

     vi) the right to purchase shares of Common Stock shall in all respects be subject to the terms and conditions of the Plan, as interpreted by the Committee from time to time.

8.   Method of Payment

     Payment for shares of Common Stock shall be made as of the applicable Exercise Date with amounts contributed through payroll deductions collected over the Plan's designated Participation Period, with the first such deduction commencing with the payroll period ending after the Grant Date, or, with respect to the first Participation Period under the Plan, such other payroll period as the Committee shall determine in its sole discretion. Each Participant will authorize such deductions from his or her pay for each pay period during the Participation Period. A Participant may discontinue his or her participation in the Plan in accordance with Section 6 hereof during the

                              PAGES A-6 OF 13 PAGES

Participation Period by completing, signing and filing with the Stock Plan Administrator a new subscription agreement (or telephonic or electronic indication) authorizing such termination. A termination shall be effective during the subsequent payroll period following ten (10) business days after the Company's receipt of the new subscription agreement unless the Company elects, in its sole discretion, to process a given change in participation more quickly. No lump sum or prepayments are permitted and Employees may not make any additional payments into such Participant's account under the Plan. Employees may select any Employee Contribution Amount as long as the following requirements are met:

     i)   at least $10.00 is deducted each payroll period;

     ii)   the amount selected is a multiple of $5.00;

     iii) the percentage of an Employee's Base Salary to be deducted is a whole number (such as 5.0%) and not a fractional amount (such as 5.5%);

     iv) the total amount deducted does not exceed 20% of the Employee's Base Salary; and

     v) the aggregate of monthly deduction amounts does not exceed $10,625 in any Participation Period (under this Plan and under all other similar stock purchase plans, if any, of the Company). If for any reason a Participant's contributions to the Plan exceed $10,625 during any Participation Period, such excess amounts shall be refunded to the Participant as soon as practicable after such excess has been determined to exist.

9.   Purchase of Shares

     The right to purchase shares of Common Stock granted by the Company under the Plan is for the term of a Participation Period. The number of shares of Common Stock, including fractional shares, purchased on behalf of a Participant shall be recorded in the Plan Administrator stock trading account established for each Participant as soon as administratively feasible, but no later than five (5) business days following the last business day of the preceding Participation Period. The aggregate number of shares purchased shall be computed by dividing the aggregate Employee Contribution Amount accumulated as of the Exercise Date and retained in the Participants' accounts on such date by the applicable Purchase Price for the Common Stock. Participants shall then be allocated shares based on their individual Contribution Amounts. Participants shall be treated as the record owners of the shares, with all rights of a stockholder, effective as of the date the shares are posted to the Participant's stock trading account. Any fees associated with maintaining these stock trading accounts shall be the obligation of the Company.

     No fractional shares shall be purchased and any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be retained by the Participant's account for

                              PAGES A-7 OF 13 PAGES
the subsequent Participation Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. Any other monies remaining in a Participant's account after the Exercise Date shall be returned to the Participant.

10.   Withdrawal from Plan; Withdrawal of Shares

     A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to purchase shares in accordance with the terms hereof at any time by giving written notice to the Company's Stock Plan Administrator in the form designated by the Company in its discretion, including a telephonic or electronic withdrawal mechanism. All of the Participant's payroll deductions credited to his or her account shall be paid to such Participant as soon as administratively feasible after receipt of notice of the withdrawal and such Participant's rights to purchase shares during the applicable Participation Period shall be automatically terminated and no further payroll deduction for the purchase of shares shall be made for such Participation Period. If a Participant withdraws from a Participation Period, payroll deductions shall not resume at the beginning of the succeeding Participation Period unless the Participant re-enrolls pursuant to Section 6 hereof.

     The record of shares of Common Stock purchased under the Plan shall be maintained by the Plan Administrator and such shares shall remain in an individual stock trading account maintained by Morgan Stanley Dean Witter or National Discount Brokers until the shares are either withdrawn or sold. A Participant may elect to withdraw all shares held in his or her account at any time (without withdrawing from the Plan) by giving notice to the Stock Plan Administrator. Upon receipt of such notice, the Plan Administrator will arrange for either (a) the issuance and delivery of all shares held in the Participant's account as soon as administratively feasible or (b) sale of the shares, as directed by the Participant.

     Certificates shall be issued only in the following situations:

     i)   if the Participant requests a certificate; or

     ii) if the Participant terminates employment with the Company and requests a certificate.

     In both of these cases, the Participant will be required to notify the Plan Administrator and pay an issuance fee. The share certificate will be issued to the Participant as soon as administratively feasible after the receipt by the Plan Administrator of the required form and payment of the issuance fee.

11.   Income Tax Obligations

     Participants shall be responsible for all personal income tax obligations associated with selling shares of Common Stock purchased through the Plan.

                              PAGES A-8 OF 13 PAGES

12.   Notice to Company of Disqualifying Disposition

     By electing to participate in the Plan, each Participant agrees to notify the Company in writing immediately after the Participant sells or otherwise transfers Common Stock acquired under the Plan, if such sale or other transfer occurs within two years after the first business day of the Participation Period in which such Common Stock was acquired. Each Participant further agrees to provide any information about such a sale or other transfer as may be requested by the Company in order to assist it in complying with the tax laws and minimizing the Company's obligations thereunder.

13.   Withholding of Additional Income Taxes

     By electing to participate in the Plan, each Participant acknowledges that the Company is required to withhold taxes with respect to the amounts deducted from the Participant's compensation and accumulated for the benefit of the Participant under the Plan, and each Participant agrees that the Company may deduct additional amounts from the Participant's compensation, when amounts are added to the Participant's account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations.

     It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the Participant under
Article 8 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any Participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the Participant's accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the Participant pays the Company, prior to the Exercise Date, an amount sufficient to satisfy such withholding obligations. Each Participant further acknowledges that the Company may be required to withhold taxes in connection with the disposition of Common Stock acquired under the Plan and agrees that the Company may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such Participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the Participant upon the payment to the Company of an amount sufficient to satisfy such withholding requirements.

14.   Dividends

     Cash dividends, if any, for shares of Common Stock in Participants' accounts under the Plan shall not be distributed to Participants directly, but shall be automatically invested in shares of Common Stock at the full Fair Market Value on the date of such investment as soon as administratively possible after such dividends are paid by the Company. Such shares of Common Stock will be held in accounts under the Plan.

                              PAGES A-9 OF 13 PAGES

15.   Termination of Participation

     The right to participate in the Plan terminates automatically when a Participant ceases to be employed by the Company. Employee Contribution Amounts collected prior to the date of termination of employment and not theretofore used for the purchase of Common Stock in accordance with the Plan shall be returned to the Participant (or in the case of his or her death, to the person or person's entitled thereto under Section 16 hereof). Such amounts shall be delivered as soon as administratively feasible following the end of the Participation Period in which the Participant's employment terminates.

     With regard to any shares of Common Stock acquired prior to the date of termination of employment, such shares may be sold or withdrawn as provided in
Section 10 hereof or may be maintained in the Participant's stock trading account.

16.   Death of a Participant

     As soon as administratively feasible after receiving notification of the death of a Participant, Employee Contribution Amounts collected, and shares purchased under the Plan but not delivered, prior to the date of termination of employment shall be distributed in accordance with this Section 16. No additional shares of Common Stock may be purchased on behalf of a Participant after notification of death is received.

     A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the right to purchase shares is automatically exercised pursuant to the terms hereof but prior to the delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to the exercise of the right to purchase shares hereunder. In the absence of such a designation, the surviving spouse of a married Participant shall be deemed to be such Participant's beneficiary and, in the case of an unmarried Participant, the Participant's estate shall be deemed to be such Participant's beneficiary. Such designation of beneficiary may be changed by the Participant at any time by written notice.

17.   Assignment

     Neither payroll deductions credited to a Participant's account nor any rights of a Participant under the Plan shall be assignable or otherwise transferable by the Participant except by will or the laws of descent and distribution in accordance with Section 16 hereof. No purported assignment or transfer of any rights of a Participant under the Plan, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever, but immediately upon such assignment or transfer, or any attempt to make the same, such rights shall terminate and become of no further effect. If the foregoing provisions of this Section 17 are violated, the Participant's election

                              PAGES A-10 OF 13 PAGES
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to purchase Common Stock shall terminate and the only obligation of the
Company remaining under the Plan shall be to pay to the person entitled thereto the payroll deductions then credited to the Participant's account. No Participant may create a lien on any funds, securities, rights or other property held for the account of the Participant under the Plan, except to the extent permitted by will or the laws of descent and distribution if beneficiaries have not been designated. A Participant's right to purchase shares of Common Stock under the Plan shall be exercisable only during the Participant's lifetime and only by him or her.

18.   Costs

     Destia will pay all expenses incident to establishing and administering the Plan. Expenses to be incurred by Participants shall be limited to brokerage fees relating to sales of stock from the Participant's account (as described herein), issuance fees (as described in Section 10 hereof) and any personal income tax obligations.

19.   Reports

     At least annually, the Company shall provide or cause to be provided to each Participant a report of their Employee Contribution Amounts and the shares of Common Stock purchased with such Employee Contribution Amounts by that Participant on each Exercise Date.

20.   Equal Rights and Privileges

     All eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and related regulations. Any provision of the Plan that is inconsistent with
Section 423 or any successor provision of the Code shall without further act or amendment by the Company be reformed to comply with the requirements of
Section 423 of the Code. This Section 20 shall take precedence over all other provisions in the Plan.

21.   Rights as Stockholder

     A Participant shall have no rights as a stockholder under his or her rights to purchase Common Stock until he or she becomes a stockholder as herein provided. A Participant will become a stockholder with respect to shares for which payment has been completed as provided in Section 8 hereof effective as of the date such shares are purchased for the Participant's stock trading account in accordance with the provisions of the Plan. Shares purchased by a Participant under the Plan shall be registered in the name of the Participant or in the name of the Participant and his or her spouse.

22.   Modification and Termination

     The Board or Committee may amend or terminate the Plan at any time insofar as permitted by law. No amendment shall be effective unless within one (1) year after the change is adopted by the Board it is approved by the holders of a majority of the voting power of Destia's outstanding shares if:
                              PAGES A-11 OF 13 PAGES
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     i)   such amendment is required to be approved by stockholders to continue the exemption provided for in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act") (or any successor provision); or

     ii) such amendment would cause the rights granted under the Plan to purchase shares of Common Stock to fail to meet the requirements of Section 423 of the Code (or any successor provision).

23.   Board and Stockholder Approval; Effective Date; Term

     The Plan was approved by the Board and the stockholders of Destia on May 3, 1999, whereupon the Plan became effective. The Plan shall continue in effect for a term of ten (10) years unless sooner terminated under Section 22 hereof.

24.   Conditions Upon Issuance of Shares; Governmental Approvals or Consents

     Shares shall not be issued with respect to any Participant's right to purchase shares pursuant to the Plan unless the exercise of such right and the issuance and delivery of shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the 1934 Act, any applicable foreign securities laws, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed or quoted. The issuance of any shares pursuant to the Plan shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the purchase of any shares pursuant hereto, the Company may require the Participant to represent and warrant that the shares are being acquired only for investment and without any present intention to sell or distribute such shares.

     Without limiting the foregoing, the Plan and any offering or sale made to Employees under the Plan are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Subject to the provisions of Section 22 hereof, the Board may make such changes in the Plan and include such terms in any offering under the Plan as may be desirable to comply with the rules or regulations of any governmental authority.

25.   Use of Funds

     All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such amounts.

26.   No Additional Purchase Rights or Employment Rights

     Other than for rights to purchase Common Stock under the Plan, the Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employee to purchase any shares under the

                              PAGES A-12 OF 13 PAGES
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Plan, or create in any Employee or class of Employees any right with respect to continuation of employment with the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, any Employee's employment at any time.

27.   Effect Of Plan

     The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

28.   Governing Law

     The laws of the state of New York will govern all matters relating to the Plan except to the extent superseded by the laws of the United States or the property laws of any particular state.

29.   No Payment of Interest

     No interest will be paid or allowed on any Employee Contribution Amounts or amounts credited to the account of any Participant.

30.   Other Provisions

     Any agreement to purchase shares of Common Stock under the Plan may contain such other provisions as the Committee and the Board shall deem advisable, provided that no such provision shall in any way conflict with the terms of the Plan.





















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